EXHIBIT 23.2


            Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 1, 1995, included in Addington Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this Registration Statement.



                       /s/ Arthur Andersen LLP




Louisville, Kentucky
March 27, 1995